UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2022

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As Amneal Pharmaceuticals, Inc. (the “Company”) has previously disclosed, from June 2014 to April 2015, several complaints styled as class actions on behalf of direct purchasers and indirect purchasers (or end-payors) and several separate individual complaints on behalf of certain direct purchasers of Opana ER® were filed against Endo Pharmaceuticals (“Endo”) and Impax Laboratories, LLC (“Impax”), the latter of which is a subsidiary of the Company, alleging that Endo and Impax entered a so-called “pay-for-delay” settlement agreement to delay generic competition for Opana ER® in violation of state and federal antitrust laws. These group of cases were consolidated for Multidistrict Litigation (“MDL”) proceedings before the U.S. District Court for the Northern District of Illinois (the “Court”) in December 2014.

Impax has entered into a preliminary settlement agreement with the class of direct purchasers and the individual complainants that, if all conditions are satisfied, would result in the resolution of substantially all the direct purchasers’ and individual complainants’ underlying claims and lawsuits in the MDL. In addition, subsequently Impax entered into a separate preliminary settlement agreement with the class of indirect purchasers that, if all conditions are satisfied, would result in the resolution of substantially all the indirect purchasers’ underlying claims and lawsuits in the MDL. The preliminary settlement agreements are referred to herein collectively as the “Preliminary Settlement Agreements,” and the direct purchaser plaintiffs, indirect purchaser plaintiffs, and individual complainants are referred to herein collectively as “the Plaintiffs.”

Pursuant to the Preliminary Settlement Agreements, Impax has agreed to pay a total of $265 million, plus nominal interest, between 2022 and mid-January 2024 to resolve substantially all the Plaintiffs’ claims. In addition, the Company plans to utilize cash on hand, ongoing cash flow generation, and short-term borrowings under the revolving credit facility to fund the Preliminary Settlement Agreements’ obligations. The Preliminary Settlement Agreements are not an admission of liability or fault by Impax, the Company or its subsidiaries, and are subject to a number of other conditions including, with respect to the Preliminary Settlement Agreements between Impax and the purported classes of (i) direct purchaser plaintiffs and (ii) indirect purchaser plaintiffs, court approval. Upon satisfaction of the relevant pre-conditions, including but not limited to court approval of the final settlement agreements, substantially all of the claims and lawsuits in the litigation will have been resolved. In the second quarter of 2022, the Company will record a pre-tax charge of approximately $265 million associated with the Preliminary Settlement Agreements.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Forward-looking statements include statements (other than historical facts) that address future plans, goals and expectations and may be identified with words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “inevitably,” “appears,” “believe” and similar words. Such statements reflect the current view of the Company, including, but not limited to, statements regarding final court approval of the Preliminary Settlement Agreements and the Company’s ability to settle all other related litigation and claims in the MDL. These and other future events and are subject to substantial risks, uncertainties, and other factors, many of which are beyond the Company’s control and could cause actual results to differ materially from those suggested or indicated by such forward-looking statements (both favorable and unfavorably). These factors include potential objections to the Preliminary Settlement Agreements by third parties, the ability of the settlement parties to obtain prompt court approval of the Preliminary Settlement Agreements, the number of plaintiffs who “opt-out” of the Preliminary Settlement Agreements, whether approval of the Preliminary Settlement Agreements is appealed, the risk that the Preliminary Settlement Agreements may not have the expected impact or may require more activity or expense than expected and other risks.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary